Exhibit 10.23

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (“Agreement”) is entered on 16 June, 2021 (“Effective Date”) by and between Security Matters Limited, ACN 626 192 998 (“Contractor”) and True Gold Consortium Pty Ltd ACN 641 483 374 of 51B Marlow Street, Wembley WA 6014, Australia (“Company”). Each a “Party” and, collectively, the “Parties.”

WHEREAS, Company, its mother companies and each current or future subsidiaries, affiliates, successors or assigns conduct business that includes, without limitation, securing physical goods with proprietary markings in the industry comprising gold as a precious metal being products that have an ISO 4217 currency code “XAU” (“Field of Business”) and Contractor has experience, knowledge or expertise, without limitation, relevant to the Field of the Business;

WHEREAS, Company wishes to retain services from Contractor, as set forth herein, and Contractor agrees to provide services to Company and signed a non-disclosure agreement with Company, provided as Annex A; and

WHEREAS, the parties wish to set forth in writing their agreements and understanding with respect to the provision of such services by Contractor to Company, Subject to the changes to this document as set in Annex B;

NOW, THEREFORE, in consideration of the mutual covenants and the promises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Contractor hereby agree as follows:

1.	Provision of Services

1.1

Contractor hereby agrees to provide Company with the services and the related deliverables developed thereunder, as set forth under Annex B attached hereto, in accordance with the schedule and scope established by Company for the provision of such services, all as amended from time to time (“Services”).

1.2

Each of Contractor and its employees, contractors, officers, directors or other service suppliers (each, “Representative” and Contractor guarantees full compliance with this Agreement by any such) warrants and covenants that: (a) it has sufficient knowledge, experience and manpower to perform the Services in a timely, professional, diligent and workmanlike manner, (b) the Services will not infringe the intellectual property rights or otherwise of any third party, and (c) it shall comply with (i) applicable industry standards, (ii) all applicable law or regulation, and (iii) any samples, documents or written instructions provided by Company. Contractor shall provide Company with all Services and any deliverables developed hereunder promptly upon Company’s first request.

2.	Remuneration

In consideration for the Services provided by Contractor hereunder, Company shall pay Contractor the remuneration set forth in Annex B, in accordance with the payment terms set forth herein (the “Remuneration”). Payment shall be made only against a valid tax invoice and GST shall be added, if applicable. The Remuneration shall be paid within 30 days after the end of the month in which an invoice was received by Company. The Remuneration constitutes the sole and exclusive consideration to which Contractor shall be entitled to for the provision of the Service to Company and performance of all its obligations under this Agreement, and neither Contractor nor any of the Representatives shall not be entitled to any other payment or consideration with respect to the provision of the Services and performance of all obligations hereunder.

3.	Independent Contractor Relationship

3.1

Relationship of Contractor and of Representative with Company is that of an independent contractor, and nothing in this Agreement or the consummation thereof is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship. Neither Contractor nor any Representative will make any representation, contract or commitment on behalf of Company unless specifically authorized (in each case, in writing and in advance) to do so by Company. Contractor will comply with all of its employment obligations under law, including timely payment of salaries and social benefits to all employees and ensuring all their legal rights.

3.2

Contractor will defend, indemnify and hold Company harmless from any and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys arising out of any obligation imposed upon Company to pay any amount owed by Contractor (including but not limited to, taxes or make any payment to Representatives) or that arises out of, or in connection with, any claim alleging the existence of an employer-employee relationship between Company and Contractor or between Company and any Representative.

4.	Intellectual Property and Confidential Information

4.1

Company will be the sole and exclusive owner of all right, title and interest of the Services and their products or results, all deliverables created and developed by Contractor or Representative with respect thereof and any and all intellectual property rights of any kind, whether patentable or not, developed by Contractor or Representative hereunder and all associated records and materials therein, and Contractor and the Representative will have no right, interest or claim, of any kind or nature, thereto.

4.2

The confidentiality agreement executed by Company and Contractor and attached hereto (Annex A) shall be deemed an integral part of this agreement and any intellectual property covered by §4 hereto shall be deemed Confidential Information (as defined in Annex A) of Company covered by such non-disclosure agreement. Because some of the Confidential Information is sensitive data of Company and third parties, held by Company in its database, Contractor shall limit any access to Company’s database only to the supply of the Services and will not duplicate, reverse engineer, process, or copy any information exposed to it. Contractor will update Company of any breach, leak or any other security issues with regards to Company’s database.

4.3

Company is a subsidiary of publicly traded companies and may thus be subject to certain public disclosures obligation. Contractor hereby consents to be named in any such publication. Contractor is aware that in the consummation of this Agreement Contractor may be exposed to inside information or other confidential data of Company and its publicly traded mother companies and hereby covenants not to disclose such data or use it for trading in securities of the mother companies by Contractor or any other person. Contractor shall guarantee performance of this Section 4 by all Representatives as if each is Contractor.

5.	Non-Competition

Contractor agrees that during the (i) term of this Agreement, and (ii) for so long as Contractor holds shares in either Company or Security Matters Limited ACN 626 192 998; the later of which, and five years thereafter, Contractor will not, directly or indirectly, take any action or engage in any capacity, in provision of consulting services and/or development services, of any kind, whether as a contractor, employee, office holder, agent, supplier or otherwise, in any activity, venture, company or model, relating in any manner to the Field of Business.

Contactor agrees and acknowledges that it had a reasonable opportunity to obtain independent legal advice about these restrictions; these restrictions are intended to operate to the maximum extent permitted by law; these restrictions are reasonable in terms of their extent and duration and go no further than is necessary to protect the Company’s legitimate business interests; these restrictions do not unreasonably restrict Contractor’s capacity to carry out your business; and if any restriction or portion of a restriction in this Agreement is held to be unenforceable, those restrictions or portions will be removed but the remainder will continue to apply unaffected.

6.	Term and Termination

Company may terminate this agreement at will at any time and with no requirement for a prior notice. The definitions contained in this Agreement and the rights and obligations contained in Sections 3.2, 4, 5 and 7, shall survive any termination or expiration of this Agreement.

7.	Miscellaneous

7.1

Entire Agreement and construction. This Agreement constitutes the final and exclusive agreement between the parties relating to this subject matter and supersedes all agreements, whether prior or contemporaneous, written or oral, concerning such subject matter. The preamble and Annexes hereto are part of this Agreement. In any contradiction between this Agreement and Annex A, this Agreement shall govern. In any contradiction between this Agreement or Annex A and Annex B, Annex B shall govern.

7.2

Successors and Assigns. Contractor will not assign its rights or delegate any performance under this Agreement without the prior written consent of Company. Any purported assignment of rights or delegation of performance in violation of this paragraph is void. This Agreement will be for the benefit of Company’s successors and assigns and (without derogating from any limitation on assignment) will be binding on Contractor’s assignees.

7.3

Injunctive Relief. Contractor’s material obligations under this Agreement are of a unique character that gives them particular value; Contractor’s material breach of any of these material obligations (and specifically any obligation under Sections 4 and 5) might cause irreparable and continuing damage to Company for which monetary damages may not be sufficient, and Company is entitled to injunctive relief, a decree for specific performance, and all other relief as may be proper (including monetary damages, if appropriate), as applicable under the law, all without requirement to post any security for costs.

7.4

Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by courier, upon written verification of receipt; or ( c) by facsimile transmission or via e-mail, one business day after acknowledgment of receipt of transmission. Notice shall be sent to the addresses set forth above or to such other address as either party may provide in writing.

7.5

Governing Law; Jurisdiction. This Agreement, including the validity, interpretation, or performance of this Agreement and any of its terms or provisions, and the rights and obligations of the Parties under this Agreement shall be exclusively governed by, and construed in, and only in, accordance with the laws of Victoria, Australia without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Israel. The competent Court in Melbourne, Australia, will have the sole jurisdiction over any dispute related to this Agreement, but Company may file for enforcement of §§4 and 5 in any jurisdiction.

7.6

Severability. If a Court holds any provision of this Agreement to be illegal, invalid or unenforceable, that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision; and the legality, validity and enforceability of the remaining provisions herein shall not be affected.

7.7

Waiver; Modification. If Company waives any term, provision or Contractor’s breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by the signatories of Company. No waiver by a party of a breach of this Agreement shall constitute a waiver of any other or subsequent breach by Contractor. This Agreement may be modified only by mutual written agreement signed by both parties.

7.8

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures by facsimile or signatures which have been scanned and transmitted by electronic mail shall be deemed valid and binding for all purposes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Executed by True Gold Consortium Pty Ltd in accordance with section 127 of the Corporations Act:

/s/Richard Hayes	/s/Hugh Morgan
Signature of Director	Signature of Director/Secretary

Richard Hayes	Hugh Morgan
Name of Director	Name of Director/Secretary

Executed by Contractor in accordance with section 127 of the Corporations Act:

/s/Haggai Alon
Signature of Director	Signature of Director/Secretary

Haggai Alon
Name of Director	Name of Director/Secretary